Exhibit 32.1

CREXUS INVESTMENT CORP.
1211 AVENUE OF THE AMERICAS
SUITE 2902
NEW YORK, NEW YORK 10036

CERTIFICATION

PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002, 10 U.S.C. SECTION 1350

In connection with the quarterly report on Form 10-Q of CreXus Investment Corp. (the “Company”) for the period ended September 30, 2010 to be filed with Securities and Exchange Commission on or about the date hereof (the “Report”), I, Kevin Riordan, President and Chief Executive Officer of the Company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates of, and for the periods covered by, the Report.

It is not intended that this statement be deemed to be filed for purposes of the Securities Exchange Act of 1934.

/s/ Kevin Riordan
Kevin Riordan
Chief Executive Officer and President
November 5, 2010

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